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                                                                    EXHIBIT 9(j)



                                AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated October 18, 1993, by and between Short-Term Investments Trust, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                         "SHORT-TERM INVESTMENTS TRUST
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT

Treasury Portfolio
         Institutional Class
         Personal Investment Class
         Private Investment Class
         Cash Management Class
         Resource Class

Treasury TaxAdvantage Portfolio
         Institutional Class
         Private Class"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                          , 1995
       ------------------------

                                            SHORT-TERM INVESTMENTS TRUST


Attest:                                     By:
        -------------------------------         --------------------------------
               Assistant Secretary                         President

(SEAL)

                                            A I M ADVISORS, INC.


Attest:                                     By:
        -------------------------------         --------------------------------
               Assistant Secretary                         President

(SEAL)